                                                                    EXHIBIT 10.4


                         DFS/GANIS TRANSFER AGREEMENT



                                    between



                    DEUTSCHE FINANCIAL SERVICES CORPORATION


                                      and


                           GANIS CREDIT CORPORATION



                            Dated as of May 1, 1999

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  Definitions

     SECTION 1.01.  Definitions..................................................    1
     SECTION 1.02.  Other Definitional Provisions................................    1

                                  ARTICLE II
                        Contribution of Receivables

     SECTION 2.01.  Contribution.................................................    2
     SECTION 2.02.  Intent of the Parties........................................    3

                                  ARTICLE III
                               The Receivables

     SECTION 3.01.  Representations and Warranties as to Receivables.............    4

                                  ARTICLE IV
                                      DFS

     SECTION 4.01.  Representations of DFS.......................................   11
     SECTION 4.02.  Corporate Existence..........................................   12
     SECTION 4.03.  Liability of DFS.............................................   12
     SECTION 4.04.  Indemnification..............................................   12
     SECTION 4.05.  Merger or Consolidation of, or Assumption of the Obligations
                    of, DFS......................................................   12
     SECTION 4.06.  Limitation on Liability of DFS and Others....................   13
     SECTION 4.07.  Notice of Events.............................................   13

                                   ARTICLE V
                                 Miscellaneous

     SECTION 5.01.  Amendment....................................................   13
     SECTION 5.02.  Protection of Title; Change of Name, Identity, Corporate
                    Structure or Location, Etc...................................   14
     SECTION 5.03.  Notices......................................................   15
     SECTION 5.04.  Assignment...................................................   15
     SECTION 5.05.  Limitations on Rights of Others..............................   15
     SECTION 5.06.  Severability.................................................   16
     SECTION 5.07.  Separate Counterparts........................................   16
     SECTION 5.08.  Headings.....................................................   16

     SECTION 5.09.  Governing Law................................................   16
     SECTION 5.10.  Nonpetition Covenants........................................   16
     SECTION 5.11.  Waiver.......................................................   16
     SECTION 5.12.  Separate Corporate Existence.................................   17
     SECTION 5.13.  Submission to Jurisdiction...................................   17

     DFS/GANIS TRANSFER AGREEMENT dated as of May 1, 1999 (this "Agreement") between DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("DFS") and GANIS CREDIT CORPORATION, a Delaware corporation ("Ganis").

     WHEREAS, Ganis desires to acquire Receivables from DFS; and

     WHEREAS, DFS is willing to contribute such Receivables to Ganis.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.01. Definitions.  Except as otherwise specified herein or as the
                   -----------
context may otherwise require, capitalized terms used herein (including in the recitals hereto) have the respective meanings assigned thereto in Appendix A to the Transfer and Servicing Agreement for all purposes of this Agreement. "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated the same date as this Agreement, among Distribution Financial Services Marine Trust 1999-2, Deutsche Recreational Asset Funding Corporation and DFS, as Servicer, as the same may be amended, amended and restated or otherwise modified from time to time.

     SECTION 1.02. Other Definitional Provisions.
                   -----------------------------

     (a) All terms defined in Appendix A to the Transfer and Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated or otherwise modified and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     (f) Each reference to the "close of business" on a particular day shall mean 5:00 p.m. Pacific Time on such day.

                                  ARTICLE II

                          Contribution of Receivables
                          ---------------------------

     SECTION 2.01. Contribution.  DFS does hereby transfer, assign, set over and
                   ------------
otherwise convey to Ganis, as a capital contribution, without recourse (subject to the obligations of DFS set forth herein), all right, title and interest of DFS in, to and under (but none of the obligations of DFS under):

     (a) all of the Receivables originated by DFS or acquired by DFS from Dealers (all of such Receivables being referred to collectively as the "DFS Receivables" and individually as a "DFS Receivable") and all moneys received thereon on and after the Cutoff Date;

     (b) (i) the security interests in the Financed Boats (other than the Federally Documented Boats) created pursuant to the DFS Receivables and any other interest of DFS in the Financed Boats, and (ii) the Boat Mortgage Trust Agreement (but only to the extent relating to the Federally Documented Boats);

     (c) any proceeds with respect to the DFS Receivables under any Insurance Policies and all claims under such Insurance Policies;

     (d) any proceeds from recourse to Dealers with respect to DFS Receivables;

     (e) any Financed Boat, relating to a DFS Receivable, acquired in repossession;

     (f) the contents of the Receivable Files with respect to DFS Receivables and all rights, benefits and proceeds arising therefrom or in connection therewith;

     (g) all funds on deposit from time to time in the Trust Accounts, and all investments and proceeds thereof (including all income thereon); and

     (h) the proceeds of any and all of the foregoing.

     The DFS Receivables and other items covered by clauses (a)-(h) of this
Section 2.01 shall be referred to collectively as the "DFS Conveyed Property". The conveyance of the DFS Conveyed Property by DFS to Ganis (and the other terms of this Agreement) shall not be deemed to limit the right of DFS (i) to act as Servicer or (ii) in its capacity as Servicer, to receive compensation as set forth in the Basic Documents.

     SECTION 2.02. Intent of the Parties.  (a) DFS and Ganis intend that the
                   ---------------------
conveyance by DFS to Ganis of the right, title and interest of DFS in, to and under the DFS Receivables and the other DFS Conveyed Property pursuant to this Agreement shall constitute a capital contribution and not a loan, that such conveyance is absolute and unconditional, and that DFS retain no interest in, to or under the DFS Receivables and the other DFS Conveyed Property. However, in the event that, notwithstanding the intent of the parties, such conveyance is deemed to be a transfer for security and not a capital contribution, then (i) DFS shall be deemed to have granted, and in such event does hereby grant, to Ganis a first priority security interest in all of its right, title and interest in, to and under DFS Conveyed Property, and (ii) this Agreement shall constitute a security agreement under applicable law with respect to such conveyance.

     (b) No party hereto shall take any action that is inconsistent with the ownership of the DFS Conveyed Property by Ganis, it being understood that this sentence shall not prevent the transfer of the DFS Conveyed Property by Ganis to the Depositor in accordance with the Ganis/Depositor Transfer Agreement and the transfer of the DFS Conveyed Property by the Depositor to the Issuer in accordance with the Transfer and Servicing Agreement. Each party hereto shall inform any Person inquiring about the Receivables that the DFS Conveyed Property has been transferred by DFS to Ganis, by Ganis to the Depositor and by the Depositor to the Issuer (and such transfers shall be reflected in the accounting records and computer systems of the parties hereto). Without limiting the generality of the foregoing, for accounting, tax and other purposes each party hereto shall treat the transfer of the DFS Conveyed Property by DFS to Ganis as a capital contribution by DFS to Ganis. Notwithstanding any other provision of this Agreement, no Person shall have any recourse to DFS, Ganis or the Servicer on account of the financial inability of any Obligor to make payments in respect of a Receivable.

     (c) DFS and Ganis intend that, solely for purposes of allocating income between DFS and Ganis, (i) the conveyance of DFS Receivables by DFS to Ganis shall be effective as of the respective dates on which DFS originated or acquired such DFS Receivables, (ii) all proceeds and income arising on or prior to the Closing Date in respect of such DFS Receivables shall be deemed to have been transferred by DFS to Ganis as of such respective dates of origination and execution, and (iii) Ganis shall be deemed to have paid such proceeds and income simultaneously to DFS as a repayment of intercompany debt owed by Ganis to DFS. The preceding sentence shall not limit or otherwise affect the other provisions of this Agreement, including the provisions of Section 3.01 relating to the obligation of DFS to purchase Receivables in the circumstances contemplated thereby.

                                  ARTICLE III

                                The Receivables
                                ---------------

     SECTION 3.01. Representations and Warranties as to Receivables.
                   ------------------------------------------------

     DFS makes the following representations and warranties as to the Receivables, on which representations and warranties each of Ganis, the Depositor and the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (i) Characteristics of Receivables.  All of the Receivables (other
              ------------------------------
     than the Transferor Receivables) were originated by DFS or acquired by DFS from Dealers. Each DFS Receivable (A) was fully and properly executed by the parties thereto, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is fully amortizing and provides for fixed level periodic payments which, if made when due, shall fully amortize the Amount Financed over the original term (except that if such DFS Receivable is a Step Rate Receivable, such periodic payments will vary from time to time during the term of such Receivable) and (D) provides for, in the event that such DFS Receivable is prepaid in full, payment of an amount that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment calculated at a rate at least equal to its Annual Percentage Rate. Each DFS Receivable provides that payments thereon are to be applied in accordance with the Simple Interest Method. If a DFS Receivable was originated by a Dealer, such Receivable, to the knowledge of DFS, (A) was originated by the Dealer for the retail sale of a Financed Boat in the ordinary course of such Dealer's business, (B) was purchased by DFS from such Dealer for new value under a Dealer Agreement and (C) was validly assigned by the Dealer to DFS. To the knowledge of DFS, such Dealer had all necessary licenses and permits to originate DFS Receivables in the state where such Dealer was located. If a DFS Receivable was originated by DFS, such DFS Receivable was originated for value by DFS in the ordinary course of its business to finance the purchase of, or refinance, the related Financed Boat by the related Obligor. DFS had all necessary licenses and permits to originate or purchase each DFS Receivable at the time of its origination or purchase of such DFS Receivable. At the time that each DFS Receivable was originated or purchased by DFS, the related Financed Boat was, to the knowledge of DFS, to be used primarily for personal, family, or household purposes rather than for business or commercial purposes. The DFS Receivables were selected at random by DFS from its portfolio of boat receivables originated by DFS or acquired by DFS from Dealers.

          (ii)   No Fraud or Misrepresentation.  To the knowledge of DFS, each
                 -----------------------------
     DFS Receivable originated by a Dealer was originated by the Dealer and sold by the Dealer to DFS without any fraud or misrepresentation on the part of such Dealer.

          (iii)  Compliance with Law.  To the knowledge of DFS, all requirements
                 -------------------
     of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in- Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, state motor vehicle retail installment sales acts and lending acts and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the DFS Receivables and each and every sale of Financed Boats relating thereto, have been complied with in all material respects, and each DFS Receivable and the sale of the Financed Boat evidenced by each DFS Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements, including the laws and regulations contemplated by this clause (iii).

          (iv)   Origination.  Each DFS Receivable was originated in the United
                 -----------
     States of America.

          (v)    Binding Obligation.  Each DFS Receivable represents the
                 ------------------
     genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each DFS Receivable had full legal capacity to execute and deliver such DFS Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          (vi)   No Government Obligor.  No Obligor of a DFS Receivable is the
                 ---------------------
     United States of America or any State or any agency, department, subdivision or instrumentality thereof.

          (vii)  Obligor Bankruptcy.  At the Cutoff Date, no Obligor had been
                 ------------------
     identified on the records of DFS as being the subject of a current bankruptcy proceeding.

          (viii) Schedule of Receivables.  The information with respect to DFS
                 -----------------------
     Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

          (ix)   Marking Records.  By the Closing Date, DFS shall have caused
                 ---------------
     the portions of its electronic ledger relating to the DFS Receivables to be clearly and unambiguously marked to show that the DFS Receivables have been transferred absolutely from DFS to Ganis, from Ganis to the Depositor and from the Depositor to the Trust.

          (x)    Computer Tape.  The Computer Tape was complete and accurate as
                 -------------
     of the Cutoff Date and includes a description of the same DFS Receivables that are described in the Schedule of Receivables.

          (xi)   Chattel Paper.  The DFS Receivables constitute chattel paper
                 -------------
     within the meaning of the UCC as in effect in the states in which the Obligors reside.

          (xii)  One Original.  There is only one original executed copy of each
                 ------------
     DFS Receivable.

          (xiii) Receivable Files Complete.  There exists a Receivable File
                 -------------------------
     pertaining to each DFS Receivable and, to the knowledge of DFS, such Receivable File contains (a) a fully executed original of the DFS Receivable, with a fully executed assignment thereof in blank or from the related Dealer to DFS, as the case may be, if such DFS Receivable was acquired by DFS from a Dealer, (b) a certificate of physical damage insurance, application form for such insurance signed by the Obligor or a signed representation letter from the Obligor named in the DFS Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Boat, or copies thereof, (c) the Title Document or a copy of the application therefor or, except with respect to Financed Boats that are Federally Documented Boats, a certification from the Servicer that it has received confirmation from an authorized official of the appropriate governmental office of the existence of the first lien of DFS with respect to the related Financed Boat, and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. Each of the foregoing documents has been correctly prepared. The complete file for each DFS Receivable currently is in the possession of the Servicer.

          (xiv)  Receivables in Force. No DFS Receivable has been satisfied,
                 --------------------
     subordinated or rescinded, and the Financed Boat securing each such DFS Receivable has not been released from the lien of the related DFS Receivable in whole or in part. No provisions of any DFS Receivable have been waived, altered or modified (except that DFS as servicer may have, for administrative purposes, modified the due date of a DFS Receivable to a different date in the month, which modification is reflected in its servicing records) in any respect since its origination, except by instruments or documents identified in the Receivable File. No DFS Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          (xv)   Lawful Assignment.  No DFS Receivable was originated in, or is
                 -----------------
     subject to the laws of, any jurisdiction the laws of which (a) would make unlawful, void or voidable the transfer and assignment of such DFS Receivable under this Agreement or the pledge of such DFS Receivable under the Indenture or (b) would impair the validity or enforceability of any DFS Receivable because of any such transfer, assignment or pledge.

          (xvi)  Good Title.  No DFS Receivable has been sold, transferred,
                 ----------
     assigned or pledged by DFS except pursuant to this Agreement; immediately prior to the conveyance of the DFS Receivables by DFS to Ganis pursuant to this Agreement, DFS had good and indefeasible title to the DFS Receivables, free and clear of any Lien. No Dealer has a participation in, or other right to receive, payments or proceeds in respect of any DFS Receivable. DFS has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or to payments due under such DFS Receivables. This Agreement is effective to transfer to the Transferor all of the right, title and interest of DFS in, to and under the DFS Receivables.

          (xvii) Security Interest in Financed Boat.  Each DFS Receivable
                 ----------------------------------
     (together with the related mortgage, if applicable) has created a valid, binding and enforceable first priority security interest in favor of DFS in the related Financed Boat, which is in full force and effect and which has been perfected. Each Title Document contained in the Receivables Files shows DFS named as the original secured party under each DFS Receivable and as the holder of a first priority security interest in such Financed Boat. With respect to each DFS Receivable for which the Title Document is not contained in the related Receivable File, the Servicer has either received written evidence that such Title Document showing DFS as first lienholder in the related Financed Boat has been applied for or, except with respect to Financed Boats that are Federally Documented Boats, has certified in writing in the related Receivable File that it has received confirmation from the appropriate governmental office of the existence of the first lien of DFS with respect to the related Financed Boat. Each DFS Receivable is secured by an enforceable and perfected first priority security interest in the Financed Boat in the name of DFS as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Boat. The security interest of DFS in each such Financed Boat (other than a Federally Documented Boat) has been validly assigned by DFS to Ganis pursuant to this Agreement. The security interest of DFS in each Federally Documented Boat securing a DFS Receivable has been validly assigned by DFS to the Boat Mortgage Trustee pursuant to the Boat Mortgage Trust Agreement. With respect to each Financed Boat that secures a DFS Receivable and that is eligible for documentation under the Ship Mortgage Statutes, a fully effective Preferred Mortgage has been signed by the related Obligor in favor of DFS as security for such Receivable and such Preferred Mortgage has been properly filed with the Coast Guard.

          (xviii)  All Filings Made; Valid Security Interest. All filings
                   -----------------------------------------
     (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give Ganis a first priority perfected ownership interest in the DFS Receivables and the proceeds thereof have been made, taken or performed, subject to the transfer thereof by Ganis to the Depositor. At the Closing Date Ganis shall have a valid, subsisting and enforceable first priority ownership interest in each Receivable and the proceeds thereof, subject to the transfer thereof by Ganis to the Depositor.

          (xix)    No Impairment.  DFS has not done and shall not do anything to
                   -------------
     convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Trust in any Receivable or the proceeds thereof.

          (xx)     No Release. No DFS Receivable is assumable by another Person
                   ----------
     in a manner which would release the Obligor thereof from such Obligor's obligations to DFS with respect to such DFS Receivable.

          (xxi)    No Defenses.  No DFS Receivable is subject to any right of
                   -----------
     rescission, setoff, counterclaim or defense and, to the knowledge of DFS, no such right has been asserted or threatened with respect to any DFS Receivable. The operation of the terms of any DFS Receivable or the exercise of any right thereunder shall not render the DFS Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, and to the knowledge of DFS, no such right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect thereto.

          (xxii)   No Default.  To the knowledge of DFS, there has been no
                   ----------
     default, breach, violation or event permitting acceleration under the terms of any DFS Receivable (other than payment delinquencies as of the Cutoff Date of not more than 59 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any DFS Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Boat relating to any DFS Receivable had been repossessed.

          (xxiii)  Insurance.  Each DFS Receivable requires the Obligor to
                   ---------
     maintain physical loss and damage insurance, naming DFS and its successors and assigns as additional insured parties or loss payees , and each DFS Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Boat relating to any DFS Receivable was insured under a policy of force-placed insurance on the Cutoff Date.

          (xxiv)    Past Due.  At the Cutoff Date, no DFS Receivable was more
                    --------
     than 59 days past due.

          (xxv)     No Liens.  There are no Liens or claims which have been
                    --------
     filed, and, to the knowledge of DFS, none pending or threatened to be filed, for work, labor, materials or unpaid state or federal taxes affecting the Financed Boat securing any DFS Receivable which are or may become liens prior or equal to the lien of the DFS Receivable.

          (xxvi)    Remaining Principal Balance.  At the Cutoff Date, the
                    ---------------------------
     Principal Balance of each DFS Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

          (xxvii)   Final Scheduled Maturity Date.  No Receivable has a final
                    -----------------------------
     maturity which is sooner than the first Monthly Payment Date following the Closing Date or later than 240 months after the Cutoff Date.

          (xxviii)  Certain Characteristics.  (A) Each Receivable had a
                    -----------------------
     remaining maturity, as of the Cutoff Date, of at least 11 months but not more than 240 months; (B) each Receivable had an original maturity of at least 24 months but not more than 240 months; (C) each Receivable had an original principal balance of at least $2,701.25 and not more than $1,100,545; (D) each Receivable had a Principal Balance as of the Cutoff Date of at least $175.99 and not more than $1,097,328.01; (E) as of the Cutoff Date, each Receivable has an Annual Percentage Rate of at least 2.75% and not more than 15.25%; (F) approximately 52.23% of the aggregate Principal Balance of the Receivables (measured as of the Cutoff Date), were secured by used Financed Boats at the time such Receivables were originated; (G) no funds have been advanced by DFS, any Dealer, or any Person acting on behalf of any of them in order to cause any DFS Receivable to qualify under paragraph (xxv) above; (H) as of the Cutoff Date, other than California (21.99%), New York (14.25%), Texas (12.37%), Florida (9.28%) and Washington (5.12%), no State represented more than 5% of the Initial Pool Balance with respect to the billing addresses of the Obligors (determined by reference to the records of DFS); and (I) the Principal Balance of each DFS Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the Cutoff Date. As of the Cutoff Date, the sum of the Principal Balances of the Receivables which are Step Rate Receivables does not exceed approximately 1.03% of the Initial Pool Balance.

          For purposes of determining whether DFS is obligated to purchase a Receivable on account of a breach of a representation and warranty pursuant to this Section 3.01 or indemnify in respect of such breach pursuant to the last paragraph of this Section 3.01, the determination as to whether a representation or warranty that is made to the knowledge of DFS has been breached shall be made without regard to such knowledge of DFS as if such representation and warranty were not qualified by the knowledge of DFS.

          Upon discovery by any party hereto of a breach of any of the representations and warranties of DFS set forth in this Section, which materially and adversely affects the value of the Receivables or the interest therein of the Issuer or the Indenture Trustee (or which materially and adversely affects the interest of the Issuer or the Indenture Trustee in the related Receivable in the case of a representation and warranty relating to a particular Receivable), the party discovering such breach shall give prompt written notice to the other parties hereto. On the last day of the Collection Period following the Collection Period during which DFS discovers or receives notice of any such breach of any such representation or warranty, if such breach shall not have been cured in all material respects by such last day, DFS shall purchase such Receivable from the Issuer (or from the Depositor, if the Depositor is required to purchase such Receivable pursuant to Section 3.01 of the Transfer and Servicing Agreement) as of such last day at a price equal to the Purchase Amount of such Receivable, which price DFS shall remit in the manner specified in Section 5.05 of the Transfer and Servicing Agreement; provided, that, with respect to the representation set forth in paragraph
     (xiii) above, such purchase shall be required with respect to a Receivable only if any resulting breach is not cured (it being understood that if the related Lien Certificate has been duly applied for from the applicable governmental offices as evidenced by a copy of the application therefor, the receipt of such Lien Certificate shall not be required to cure a breach of the applicable representation and warranty) within 90 days after completion of the review and examination of the Receivable File for such Receivable pursuant to Section 3.02 of the Transfer and Servicing Agreement. Subject to the indemnification provisions contained in the last paragraph of this Section, the sole remedy of Ganis, the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee, the Residual Interestholder and the Noteholders with respect to a breach of representations and warranties of DFS set forth in this Section shall be to require DFS to purchase Receivables pursuant to this Section, subject to the conditions contained herein.

          DFS shall indemnify Ganis, the Depositor, the Issuer, the Owner Trustee and the Indenture Trustee and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of DFS contained in this Agreement; provided that DFS shall not be liable for any indirect damages or for any loss, damage, penalty, fine, forfeiture, legal fees and related costs, judgments and other costs and expenses caused by the wilful misconduct of Ganis, the Issuer, the Owner Trustee or the Indenture Trustee.

                                  ARTICLE IV

                                      DFS
                                      ---

     SECTION 4.01.  Representations of DFS.  DFS makes the following
                    ----------------------
representations on which each of Ganis, the Depositor and the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and shall survive the transfer of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a)  Organization and Good Standing.  DFS is duly organized and validly
          ------------------------------
existing as a corporation in good standing under the laws of the State of Nevada, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Receivables.

     (b)  Due Qualification.  DFS is duly qualified to do business as a foreign
          -----------------
corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c)  Power and Authority.  DFS has the corporate power and authority to
          -------------------
execute and deliver this Agreement and to carry out its respective terms; DFS has full power and authority to transfer and assign the property to be transferred and assigned to Ganis, and DFS has duly authorized such transfer and assignment by all necessary corporate action; and the execution, delivery and performance of this Agreement by DFS has been duly authorized by DFS by all necessary corporate action.

     (d)  Binding Obligation.  This Agreement constitutes a legal, valid and
          ------------------
binding obligation of DFS enforceable in accordance with its terms.

     (e)  No Violation.  The consummation of the transactions contemplated by
          ------------
this Agreement by DFS and the fulfillment of the terms hereof by DFS do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of DFS, or any indenture, agreement or other instrument to which DFS is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the knowledge of DFS, any order, rule or regulation applicable to DFS of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over DFS or its properties.

     (f)  No Proceedings.  To the best knowledge of DFS, there are no
          --------------
proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over DFS or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by DFS of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

     (g)  Chief Executive Office.  The chief executive office of DFS is located
          ----------------------
at 655 Maryville Centre Drive, St. Louis, Missouri 63141.

     SECTION 4.02.  Corporate Existence.  During the term of this Agreement, DFS
                    -------------------
shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     SECTION 4.03.  Liability of DFS.  DFS shall be liable in accordance
                    -----------------
herewith only to the extent of the obligations specifically undertaken by DFS under this Agreement.

     SECTION 4.04.  Indemnification.  (a) DFS shall indemnify, defend and hold
                    ---------------
harmless Ganis against any taxes that may at any time be asserted against Ganis with respect to any sales, tangible personal property, privilege or license taxes relating to this Agreement (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to Ganis or the issuance and original sale of the Notes and the Residual Interest, or asserted with respect to ownership of the Receivables, or federal or other income taxes) and costs and expenses in defending against the same.

     (b) DFS shall indemnify, defend and hold harmless Ganis and any of the officers, directors, employees and agents of Ganis from and against any loss, liability or expense incurred by reason of the willful misfeasance of DFS, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

     Indemnification under this Section shall survive termination of this Agreement and the other Basic Documents and shall include reasonable fees and expenses of counsel and expenses of litigation. If DFS shall have made any indemnity payments pursuant to this Section and the

Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to DFS, without interest.

     SECTION 4.05.  Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, DFS. Any Person (a) into which DFS may be merged or consolidated, (b) which
-------
may result from any merger or consolidation to which DFS shall be a party or (c) which may succeed to the properties and assets of DFS substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of DFS under this Agreement, shall be the successor to DFS hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made by DFS in Section 3.01 shall have been breached (unless the applicable breach shall have been cured in all material respects, or the applicable Receivable shall have been purchased in accordance herewith), (ii) DFS shall have delivered to Ganis, the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) DFS shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the DFS Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), and
(iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 4.06.  Limitation on Liability of DFS and Others.  DFS and any
                    -----------------------------------------
director, officer, employee or agent of DFS may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. DFS shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 4.07.  Notice of Events.  DFS shall give each of the Rating
                    ----------------
Agencies prior written notice of (i) any mergers involving DFS, (ii) any amendments to this Agreement and (iii) any assignment under this Agreement as permitted by Sections 4.05 and 5.04 of this Agreement.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

     SECTION 5.01.  Amendment.  This Agreement may be amended by the parties
                    ---------
hereto, with the consent of the Indenture Trustee, but without the consent of any other Person; provided, however, that no such amendment shall be effective unless either (a) the Owner Trustee and the Indenture Trustee shall have been delivered an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Noteholder or the Residual Interestholder, or (b) the Holders of 100% of the Outstanding Amount of the Notes shall have consented to such amendment.

     Promptly after the execution of any such amendment or consent, Ganis shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

     Prior to the execution of or the consent to any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of or the consent to such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, consent to any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 5.02.  Protection of Title; Change of Name, Identity, Corporate
                    --------------------------------------------------------
Structure or Location, Etc.
--------------------------

     (a) DFS shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Ganis, the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. DFS shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) DFS shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Ganis, the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) DFS shall give Ganis, the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

     (d) If at any time DFS shall propose to sell, grant a security interest in, or otherwise transfer any interest in boat receivables to any prospective purchaser, lender or other transferee, DFS shall give (or shall cause the Servicer to give) to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any DFS Receivable, shall indicate clearly that such DFS Receivable has been transferred by DFS to Ganis and by Ganis to the Issuer and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (e) DFS shall cooperate fully and in good faith with the Servicer (if at any time DFS is not the Servicer), the Indenture Trustee and the Boat Mortgage Trustee in order to maintain and promote the perfection and priority of security interests in the Financed Boats and in order to facilitate enforcement and collection of the Receivables.

     SECTION 5.03.  Notices.  All demands, notices, directions, communications
                    -------
and instructions upon, to, or by DFS, Ganis, the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of DFS, to Deutsche Financial Services Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Senior Vice President/Treasurer or Chief Legal Officer, (b) in the case of Ganis, to Ganis Credit Corporation, 660 Newport Center Drive, Newport Beach, California 92660,
Attention: Senior Vice President, (c) in the case of the Depositor, to Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: President, (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (e) in the case of the Indenture Trustee, at the Corporate Trust Office, (f) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset-Backed Securities Surveillance Group, (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004,
Attention: Asset Backed Surveillance Department, and (h) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004,
Attention: Moody's ABS Monitoring Group; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other Persons listed in this Section.

     SECTION 5.04.  Assignment.  Notwithstanding anything to the contrary
                    ----------
contained herein, except as provided in Section 4.05 of this Agreement, this Agreement may not be assigned by DFS. DFS hereby acknowledges and consents to
(i) the transfer by Ganis to the Depositor pursuant to the Ganis/Depositor Transfer Agreement of all right, title and interest of Ganis in, to and under (but none of the obligations of Ganis under) the DFS Conveyed Property and this Agreement, (ii) the transfer by the Depositor to the Issuer pursuant to the Transfer and Servicing Agreement of all right, title and interest of the Depositor in, to and under (but none of the obligations of the Depositor under) the DFS Conveyed Property and this Agreement, including the representations and warranties of DFS in this Agreement, together with all rights of Ganis with respect to any breach thereof, including the right to require DFS to purchase Receivables in accordance with this Agreement, and (iii) the other terms of and transactions contemplated by the Transfer and Servicing Agreement and the other Basic Documents.

     SECTION 5.05.  Limitations on Rights of Others.  The provisions of this
                    -------------------------------
Agreement are solely for the benefit of DFS, Ganis, the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders, and, except as expressly provided in this Agreement, nothing in this Agreement shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 5.06.  Severability.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.07.  Separate Counterparts.  This Agreement may be executed by
                    ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 5.08.  Headings.  The headings of the various Articles and Sections
                    --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 5.09.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF ANY PERSON IN CONVEYED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 5.10.  Nonpetition Covenants.  Notwithstanding any prior
                    ---------------------
termination of this Agreement, DFS shall not acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Boat Mortgage Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Boat Mortgage Trust. Notwithstanding any prior termination of this Agreement, DFS shall not acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

     SECTION 5.11.  Waiver.  Each party hereto hereby (a) acknowledges that
                    ------
Mayer, Brown & Platt represents (i) DFS, the Transferor, and the Depositor in connection with the transactions contemplated by the Basic Documents, (ii) Affiliates of the Transferor, DFS and the Depositor in other matters, (iii) underwriters of the Notes (and Affiliates of such underwriters) in other matters, (iv) the institutions which are the Indenture Trustee, the Boat Mortgage Trustee and the Owner Trustee (and Affiliates of such institutions) in other matters, and (v) the Specified Accountants in other matters, and (b) waives any conflict of interest relating thereto. Notwithstanding any other provision of this Agreement, Mayer, Brown & Platt is entitled to rely on this Section.

     SECTION 5.12.  Separate Corporate Existence.  Each party hereto hereby
                    ----------------------------
acknowledges that the Trust is entering into the transactions contemplated by the Basic Documents in reliance upon (i) the identity of DFS as a legal entity separate from the Depositor and (ii) the identity of Ganis as a legal entity separate from the Depositor. Therefore, each party hereto shall take all reasonable steps to make it apparent to third Persons that the Depositor is an entity with assets and liabilities distinct from those of DFS and Ganis and that the Depositor is not a division of DFS, Ganis or any other Person. Without limiting the foregoing, each party hereto shall operate and conduct its respective businesses and otherwise act in a manner which is consistent with
Section 10.13 of the Transfer and Servicing Agreement.

     SECTION 5.13.  Submission to Jurisdiction.  Each of the parties hereto
                    --------------------------
hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Basic Document or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 5.03 or at such other address notified to the other party to this Agreement pursuant thereto; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.



                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this DFS/Ganis Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

                    DEUTSCHE FINANCIAL SERVICES CORPORATION


                    By:  /s/ Richard C. Goldman
                        ---------------------------------
                    Name:  Richard C. Goldman
                    Title: Senior Vice President


                    By:  /s/ Richard H. Schumacher
                        ---------------------------------
                    Name:  Richard H. Schumacher
                    Title: Senior Vice President



                    GANIS CREDIT CORPORATION


                    By:  /s/ Richard C. Goldman
                        ---------------------------------
                    Name:  Richard C. Goldman
                    Title: Vice President


                    By:  /s/ Richard H. Schumacher
                        ---------------------------------
                    Name:  Richard H. Schumacher
                    Title: Assistant Treasurer

                                      S-1